Grant Park Fund

Class A, B, Global 1 and Global 3 Units

Monthly Performance Report • June 2017



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GRANT PARK FUND®

DCM Brokers, LLC
Member FINRA/SIPC
Servicing Agent
555 W. Jackson Blvd., Ste 600
Chicago, IL 60661

Market Commentary: June 2017

Currencies: The U.S. dollar weakened following softer-than-expected U.S. economic data and in anticipation of the Federal Reserve's comments on the timing of an expected interest rate hike. The Australian and New Zealand dollars each strengthened in reaction to the growing likelihood of interest rate increases in the near term. The Canadian dollar strengthened after the Bank of Canada stated it might raise interest rates as early as July.

Energy: Crude oil prices declined due to rising inventories and despite ongoing efforts by major producing countries to reduce a global glut. Natural gas and heating oil declined due to mild weather and rising natural gas inventories.

Equities: U.S. and Asian equity markets rose as signs emerged that companies are increasing their profitability, that U.S. consumers are more confident about their finances, and on the sense other global economies, particularly in Europe, are stable. European equity markets moved lower mainly due to declining oil prices and their effect on energy stocks.

Fixed Income: Global fixed income prices declined after hawkish comments from central banks led to expectations of upcoming interest rate hikes.

Grains/Foods: Wheat prices rose 19% on concerns the worsening drought has damaged the current crop. Sugar markets declined eight percent on continued expectations of a supply surplus. Favorable weather in the growing regions for cocoa and coffee caused prices to fall in anticipation of an abundant harvest. Lean hog prices increased over 10% ahead of the July 4th holiday.

Metals: Precious metals markets moved lower, pressured by rising interest rates. Yields rose after several central bankers joined the U.S. Federal Reserve in suggesting the need to tighten monetary policy. Copper prices rose on a weaker dollar and on expectations of stronger demand from China.

A Units (Closed to New Investments)

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
2017	-2.50%	3.64%	-2.06%	-1.69%	-0.64%	-4.12%							**-7.30%**
2016	4.27%	2.95%	-3.01%	-2.03%	-2.12%	5.00%	1.93%	-3.14%	-2.00%	-3.64%	-0.69%	2.21%	**-0.78%**
2015	2.82%	-0.26%	0.36%	-4.01%	-1.46%	-4.64%	2.33%	-6.15%	3.09%	-2.29%	3.44%	-5.70%	**-12.41%**
2014	-4.77%	1.19%	-2.85%	0.12%	0.94%	0.56%	-0.89%	4.22%	2.23%	0.57%	4.92%	0.63%	**6.66%**
2013	1.47%	-2.86%	1.22%	1.01%	-2.83%	-3.12%	-0.24%	-2.22%	-0.87%	1.63%	2.24%	0.89%	**-3.84%**
2012	0.00%	0.80%	-2.21%	0.00%	6.19%	-4.88%	3.56%	-1.30%	-2.13%	-5.64%	-0.63%	0.52%	**-6.13%**

2000	2001	2002	2003	2004	2005	2006	2007	2008	2009	2010	2011
10.97%	7.00%	15.25%	20.03%	-7.58%	-3.44%	9.11%	12.63%	19.91%	-9.23%	4.45%	-12.95%

B Units (Closed to New Investments)

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
2017	-2.55%	3.59%	-2.11%	-1.74%	-0.69%	-4.18%							**-7.61%**
2016	4.20%	2.94%	-3.09%	-2.08%	-2.17%	4.89%	1.87%	-3.20%	-2.05%	-3.69%	-0.74%	2.16%	**-1.48%**
2015	2.77%	-0.31%	0.31%	-4.07%	-1.51%	-4.69%	2.27%	-6.20%	3.03%	-2.35%	3.38%	-5.75%	**-12.97%**
2014	-4.83%	1.14%	-2.91%	0.06%	0.89%	0.53%	-0.95%	4.20%	2.19%	0.52%	4.87%	0.58%	**6.07%**
2013	1.42%	-2.91%	1.17%	0.96%	-2.88%	-3.18%	-0.30%	-2.28%	-0.93%	1.58%	2.19%	0.84%	**-4.44%**
2012	-0.06%	0.75%	-2.27%	-0.05%	6.13%	-4.93%	3.51%	-1.36%	-2.19%	-5.69%	-0.68%	0.46%	**-6.74%**

2003	2004	2005	2006	2007	2008	2009	2010	2011
7.66%	-8.40%	-4.25%	8.28%	11.76%	18.88%	-9.87%	3.80%	-13.52%

Global 1 Units

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
2017	-2.26%	3.78%	-1.80%	-1.44%	-0.39%	-3.83%							**-5.96%**
2016	4.32%	3.16%	-2.36%	-1.79%	-2.24%	5.89%	2.18%	-2.94%	-1.78%	-3.37%	-0.44%	2.47%	**2.58%**
2015	2.98%	0.01%	0.56%	-3.84%	-1.27%	-4.43%	2.50%	-6.03%	3.26%	-2.09%	3.51%	-5.49%	**-10.46%**
2014	-4.59%	1.40%	-2.64%	0.36%	1.15%	0.76%	-0.66%	4.27%	2.39%	0.80%	5.31%	0.81%	**9.34%**
2013	1.69%	-2.63%	1.47%	1.22%	-2.61%	-2.83%	0.00%	-2.00%	-0.63%	1.77%	2.37%	1.16%	**-1.22%**
2012	0.39%	0.96%	-1.97%	0.27%	6.32%	-4.59%	3.85%	-1.15%	-1.85%	-5.36%	-0.43%	0.77%	**-3.30%**

2009	2010	2011
-4.32%	2.88%	-11.18%

Global 3 Units

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
2017	-2.43%	3.60%	-1.96%	-1.61%	-0.56%	-3.99%							**-6.90%**
2016	4.24%	3.05%	-2.54%	-2.01%	-2.41%	5.90%	2.01%	-3.11%	-1.92%	-3.51%	-0.61%	2.27%	**0.80%**
2015	2.83%	-0.14%	0.42%	-3.99%	-1.43%	-4.59%	2.33%	-6.18%	3.10%	-2.25%	3.39%	-5.70%	**-12.16%**
2014	-4.75%	1.23%	-2.81%	0.20%	1.00%	0.60%	-0.82%	4.19%	2.25%	0.65%	5.24%	0.66%	**7.46%**
2013	1.53%	-2.79%	1.30%	1.06%	-2.76%	-3.01%	-0.17%	-2.17%	-0.79%	1.64%	2.25%	1.01%	**-3.06%**
2012	0.22%	0.79%	-2.13%	0.10%	6.16%	-4.73%	3.66%	-1.31%	-2.00%	-5.52%	-0.60%	0.60%	**-5.19%**

2009	2010	2011
-6.04%	0.68%	-13.05%

A, B and Legacy Units

Trading Performance by Sector


20%
15%
10%
5%
0%
-5%
-10%
-15%
Currencies
Energy
Equity Indices
Fixed Income
Grains/ Foods
Metals
June
2017

Performance reported is gross of fees and expenses.

Monthly Exposure by Sector

Currencies	Energy	Equity Indices	Fixed Income	Grains/Foods	Metals
21%	20%	26%	12%	14%	7%

Global Units

Trading Performance by Sector


20%
15%
10%
5%
0%
-5%
-10%
-15%
Currencies
Energy
Equity Indices
Fixed Income
Grains/ Foods
Metals
June
2017

Performance reported is gross of fees and expenses.

Monthly Exposure by Sector

Currencies	Energy	Equity Indices	Fixed Income	Grains/Foods	Metals
21%	20%	26%	12%	14%	7%

Sector Positions at Month-End


Commodities 41%
Financials 59%
Energy 20%
Grains 14%
Metals 7%
Currencies 21%
Equities 26%
Fixed Income 12%
Jul 16
Aug 16
Sep 16
Oct 16
Nov 16
Dec 16
Jan 17
Feb 17
Mar 17
Apr 17
May 17
June 17
Short position
Long position

Understand your Risks

- Performance can be volatile and you could lose all or substantially all of your investment in the Grant Park Fund.
- No secondary market exists for Grant Park. Additionally, redemptions are prohibited for three months following subscription and may result in early redemption fees during the first year for some units.
- Trading in the futures markets, from a macro perspective, results in a zero-sum economic outcome, in that every gain is offset by an equal and opposite loss. Grant Park therefore bears the risk that, on every trade, whether long or short, it will incur the loss.
- Commodity futures trading may be illiquid.
- An investment in Grant Park is speculative and leveraged; as a result of this leverage, the velocity of potential losses may accelerate and cause you to incur significant losses.
- Grant Park pays substantial fees and expenses, including fees to its trading advisors, which must be offset by trading profits and interest income.
- Grant Park invests in foreign securities, which are subject to special risks, such as currency fluctuations, different financial and regulatory standards, and political instability.
- Grant Park's use of multiple trading advisors may result in Grant Park taking offsetting trading positions, thereby incurring additional expenses with no net change in holdings.
- You will have no right to participate in the management of Grant Park.
- The structure and operation of Grant Park involves several conflicts of interest.
- Your annual tax liability may exceed cash distributions to you.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES. PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS.

Grant Park Fund At-A-Glance

Product	Global Units		A and B Units
Class	1	3	Closed to New Investment
Account Type	Fee-based	Commission-based	
Minimum Investment	$5,000	$5,000	
Retirement Account	$1,000	$1,000	
Trading Strategy	Traditional, systematic, medium-to long-term trend-trading philosophy combined with a systematic, pattern recognition model focused on shorter timeframes.		
Breakeven Level	3.32%	7.02%	
Redemptions	Monthly after 90 days	Monthly after 90 days	
Penalty	No	1.5% on a declining scale 0.5% per quarter	
Sectors Traded	6	6	
Eligibility	The Fund is registered in all states except New Mexico and Puerto Rico. Eligibility varies by state, but not less than $300k net worth or $100k net worth and $85k income. IA and TN residents: Not less than $500k net worth or $100k net worth and $100k income. No investor should invest more than 10% of his/her net worth.		

Statistics

Statistics Since Inception - Class A Units[1] January 1989 - June 2017	
Total Fund Assets (A,B, Legacy, Global)	$129M
12-Month Return	-12.28%
Average 12-Month Return	13.45%
36-Month Cumulative Return	-9.67%
60-Month Cumulative Return	-22.10%
Compounded Annualized ROR	9.41%
3-Year Compounded Annualized ROR	-3.33%
5-Year Compounded Annualized ROR	-4.87%
10-Year Compounded Annualized ROR	-2.03%
Worst Drawdown (5/89 - 10/89)	-38.87%
Worst Drawdown Last 5 Years (12/08 - 6/17)	-35.99%
Average 1-month Gain	5.78%
Average 1-month Loss	-3.95%
# of Winning Months	174
# of Losing Months	168

Correlation Analysis: Class A Units[1] and S&P Total Return Index[2] July 2007 - June 2017		
↑↓	Moved in Opposite Directions	47%
↑↑	Positive Results for Both	32%
↓↓	Negative Results for Both	21%

[1] Class A Units are closed to new investment. New investors are expected to invest in the Legacy or Global units, which have lower fees and expenses.
[2] It is not possible to directly invest in an index.

Glossary

The following glossary may assist prospective investors in understanding certain terms used in this presentation; please refer to Appendix E in the prospectus for a more complete glossary of additional terms relevant to this offering:

Average 12-Month Return: The average (arithmetic mean) return of all rolling 12-month periods over the investment track record. This is calculated by summing all 12-month period returns and then dividing by the number of 12-month periods. This simple average does not take into account the compounding effect of investment returns.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Correlation: This is the tendency for the returns of two assets, such as a portfolio and an index, to move together relative to their average. The measurement of this statistic (the correlation coefficient) can range from -1 (perfect negative correlation, one goes up the other down) to 1 (perfect positive correlation, both moving in the same direction). A correlation of 0 means no relationship can be found between the movement in the index and the movement in the portfolio's performance.

Drawdown: A drawdown is any losing period during an investment's performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park's drawdowns are computed based on month-end equity values.

Net Asset Value per Unit: This is the total net asset value of a class of units divided by the aggregate number of units of such class outstanding as of the date noted.